EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. REPORTS
SECOND-QUARTER 2003 RESULTS

  Second-quarter 2003 earnings totaled 56 cents per diluted common share, including favorable tax items totaling 2 cents per share.
  Volume increased 1 1/2 percent for the quarter, led by strong growth in Europe of  7 1/2 percent with case sales in North America flat with prior year.
  Full-year 2003 earnings guidance is reaffirmed at $1.15 to $1.22 per diluted common share.

ATLANTA, July 16, 2003 — Coca-Cola Enterprises Inc. (“CCE”) today reported second-quarter 2003 net income applicable to common shareowners of $259 million, or 56 cents per diluted common share. Second-quarter results include 2 cents per diluted common share from favorable tax items. Net income for the first six months of 2003 totaled $286 million, or 62 cents per diluted common share. Results for the first six months of 2003 include 1 cent per diluted common share from the sale of a hot-fill manufacturing facility to The Coca-Cola Company, and favorable tax and interest expense items totaling 3 cents per diluted common share. In the prior year, CCE reported net income applicable to common shareowners of $214 million for the second quarter and $224 million for the first six months of 2002.

* The calculation of comparable volume growth adjusts for acquisitions and one less selling day in the first six months of 2003.

Foreign currency translations contributed 4 cents per diluted common share to second-quarter results and 5 cents per diluted common share for the first six months of 2003.

Operating income totaled $528 million for the second quarter, an increase of 7 percent versus second-quarter 2002 results. Second quarter results in each year benefited from the settlement of promotion programs and accruals totaling $24 million in 2003, and $22 million in 2002. Operating income for the first six months of 2003 totaled $706 million, up 5 percent compared to the same period last year. 2003 operating income results reflect strong growth in our European operations with North American operating income impacted by lower volume growth and higher operating expenses. Operating income for the first six months includes $8 million attributable to the sale of the hot-fill production facility earlier this year.

“Our second-quarter financial performance benefited from our commitment to improved pricing in both North America and Europe, even as our North American volume growth slowed late in the quarter,” said Lowry F. Kline, chairman and chief executive officer. “Consistent improvement in the pricing of our products is the cornerstone of our ability to generate improved operating results over time, and our commitment to price realization remains unchanged.

“We continue to expect full-year earnings per share in our original targeted range as we benefit from continued price realization, favorable interest rates and the operational and currency benefits of our European territories,” Mr. Kline said.

Consolidated physical case bottle and can volume increased 1½ percent on a comparable* basis for the second quarter, and 2 percent for the first six months. Second-quarter volume performance in North America was flat as contributions from Vanilla Coke, diet Vanilla Coke, and Sprite Remix were offset by slower sales of flavored carbonated soft drinks and noncarbonated beverages. For the first six months, growth in Coca-Cola trademark brands and water contributed to North American volume growth of ½ percent. High single-digit volume increases in Great Britain, France and Belgium produced second quarter volume growth in Europe of 7½ percent, with growth of 6½ percent for the first six months.

Second-quarter 2003 consolidated net pricing per case increased 2½ percent with growth in North America of 2½ percent and an increase in Europe of 2 percent. Consolidated pricing growth of 2 percent for the first six months of 2003 included continued progress in North America totaling 2 percent and growth in Europe of 1½ percent. Cost of sales per case increased 1½ percent in the second quarter and 1 percent for the first six months of 2003. All net pricing and cost of sales per case comparisons exclude the effects of currency translations. Please see the attached key operating statistics schedule for a reconciliation of reported and comparable operating statistics used in this release.

“While our second-quarter results do not reflect the balanced volume and pricing growth we had planned, our results clearly demonstrate that we are committed to price enhancement,” said John R. Alm, president and chief operating officer. “We are confident that volume growth will resume as the overall retail environment improves and our brands benefit from our consistent marketplace execution, strong local marketing programs, and our system’s focus on continued brand innovation.”

“In Europe, we again achieved outstanding results, with a strong balance of volume and pricing growth,” Mr. Alm said. “Strong growth from new cola introductions, such as Vanilla Coke and diet Coke with Lemon, and the outstanding work of our European team in support of our customers are continuing to expand the soft drink business in our European territories.”

Full-Year 2003 Outlook

Full-year 2003 earnings per diluted common share are expected in a range of $1.15 to $1.22, an increase of 12 percent to 18 percent over comparable 2002 results of $1.03 per diluted common share. This range excludes favorable tax and real estate items totaling 3 cents per diluted common share reported in the first six months of 2003, and is based on a full-year effective tax rate of approximately 32 percent. Full-year 2003 physical case volume growth is expected to total approximately 1 percent, with operating profit in a range of $1.43 billion to $1.48 billion. Our second-quarter conference call with analysts and investors will be webcast live over the Internet today at 10 a.m. (ET). The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forwardlooking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 73 of our 2002 Annual Report and on page 24 of the Company’s First-Quarter 2003 Form 10-Q.

####

                      Coca-Cola Enterprises Inc.
                      Key Operating Information

              Second-Quarter 2003 Change  First Six-Months 2003 Change
              --------------------------- ----------------------------
              Consolidated North  Europe  Consolidated North  Europe
                           America                     America
              ------------ ------ ------- ------------ ------ --------
Net Revenues
 Per Case
---------------
Reported Change     7.0%   2.5%  19.5%       5.5%   2.0%  18.0%

  Impact of
   Excluding
   Post Mix
   Sales,
   Agency Sales
   and Other        0.5%   0.5%   1.0%       1.0%   0.5%   1.0%
                  ------- ------- -------     ------- ------- -------
Bottle and Can
 Net Pricing
 Per Case(a)        7.5%   3.0%  20.5%       6.5%   2.5%  19.0%
  Impact of
   Currency
   Translations    (5.0)%  (0.5)% (18.5)%      (4.5)%  (0.5)% (17.5)%
                  ------- ------- -------     ------- ------- -------

Currency
 Neutral Bottle
 and Can
Net Pricing per
 Case(c)            2.5%   2.5%   2.0%       2.0%   2.0%   1.5%

Cost of Sales
 Per Case
---------------
Reported Change     6.5%   1.5%  19.5%       5.0%   0.0%  17.5%

  Impact of
   Excluding
   Bottle and Can
   Marketing
   Credits and
   Jumpstart
   Funding         (0.5)%  (0.5)%   0.0%       0.0%   0.0%   0.0%

  Impact of
   Excluding
   Post Mix
   Sales, and
   Mktg. Credits
   Agency Sales
   and Other        1.0%   0.5%   0.5%       1.0%   1.0%   0.5%
                  ------- ------- -------     ------- ------- -------
Bottle and Can
 Cost of Sales
 Per Case(b)        7.0%   1.5%  20.0%       6.0%   1.0%  18.0%
  Impact of
   Currency
   Translations    (5.5)%  (0.5)% (18.5)%      (5.0)%  (0.5)% (17.5)%
                  ------- ------- -------     ------- ------- -------

Currency
 Neutral Bottle
 and Can
Cost of Sales
 per Case(c)        1.5%   1.0%   1.5%       1.0%   0.5%   0.5%

Physical Case
 Bottle and
 Can Volume
--------------
Reported Change     2.0%   0.0%   8.5%       2.0%   0.0%   7.0%
  Impact of
   Acquisitions    (0.5)%   0.0%  (1.0)%      (0.5)%   0.0%  (1.0)%
  Impact of
   Selling Day
   Shift            0.0%   0.0%   0.0%       0.5%   0.5%   0.5%
                  ------- ------- -------     ------- ------- -------
Comparable
 Bottle and Can
 Volume(d)          1.5%   0.0%   7.5%       2.0%   0.5%   6.5%

Fountain Gallon
 Volume
---------------
Reported Change    (4.5)%  (5.5)%   2.0%      (6.0)%  (6.5)%  (1.0)%
  Impact of
   Acquisitions     0.0%   0.0%   0.0%       0.0%   0.0%   0.0%
  Impact of
   Selling Day
   Shift             n/a     n/a     n/a        0.5%   0.5%   1.0%
                  ------- ------- -------     ------- ------- -------
Comparable
 Fountain Gallon
 Volume(d)         (4.5)%  (5.5)%   2.0%      (5.5)%  (6.0)%   0.0%

   (a) The non-GAAP financial measure "Bottle and Can Net Pricing per
        Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for 92 percent of our net revenue in the first half of 2003.

   (b) The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is provided to allow investors to more clearly
        evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can
        ingredient and packaging costs.

   (c) The non-GAAP financial measures "Currency Neutral Bottle and
        Can Net Pricing per Case" and "Currency Neutral Bottle and Can
        Cost of Sales per Case" are provided to allow investors to separate the impact of foreign currency translations on our operations.

   (d) "Comparable Volume" excludes the impact of acquisitions and changes in the number of selling days between periods. The measure allows investors to analyze the performance of our business on a constant territory basis. In 2003, one selling day shifts from the first quarter to the fourth quarter.

                     COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions Except Per Share Data)

                                                     Second Quarter
                                                 ---------------------
                                                  2003  2002(a) Change
                                                 ------ ------- ------
Net Operating Revenues                          $4,617  $4,234      9%
Cost of Sales                                    2,690   2,471      9%
                                                ------- -------
Gross Profit                                     1,927   1,763      9%
Selling, Delivery, and
     Administrative Expenses                     1,399   1,271     10%
                                                ------- -------
Operating Income                                   528     492      7%
Interest Expense, Net                              156     166
Other Nonoperating Income, Net                       2       2
                                                ------- -------
Income Before Income Taxes                         374     328
Income Tax Expense                                 114     113
                                                ------- -------
Net Income                                         260     215
Preferred Stock Dividends                            1       1
                                                ------- -------
Net Income Applicable to
     Common Shareowners                         $  259  $  214
                                                ======= =======
Basic Average Common Shares
     Outstanding                                   453     449
                                                ======= =======
Basic Net Income Per Share
     Applicable to Common Shareowners(b)        $ 0.57 $  0.48
                                                ======= =======
Diluted Average Common Shares
   Outstanding                                     459     458
                                                ======= =======
Diluted Net Income Per Share
     Applicable to Common Shareowners(b)        $ 0.56  $ 0.47
                                                ======= =======
Additional Data:
     Depreciation                               $  255  $  237
     Amortization                               $   23  $   19

   (a) Amounts shown above reflect the January 1, 2003 adoption of
        EITF 02-16. To conform with the current year presentation, second-quarter 2002 results include the following
        reclassifications: 1) approximately $226 million of direct marketing support, previously included in net operating
        revenues, is reflected as a reduction to cost of sales; 2)
        approximately $23 million of Jumpstart funding, previously included as a reduction of SD&A expense, is reflected as a reduction to cost of sales; and 3) approximately $12 million of equipment service income, previously included as a
        reduction of SD&A expense, is reflected as an increase to net operating revenues.

   (b) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions Except Per Share Data)

                                                       Six Months
                                                 ---------------------
                                                  2003  2002(a) Change
                                                 ------ ------- ------
Net Operating Revenues                          $8,284  $7,700      8%
Cost of Sales                                    4,838   4,533      7%
                                                ------- -------
Gross Profit                                     3,446   3,167      9%
Selling, Delivery, and
     Administrative Expenses                     2,740   2,495     10%
                                                ------- -------
Operating Income                                   706     672      5%
Interest Expense, Net                              296     329
Other Nonoperating Income, Net                       6       2
                                                ------- -------
Income  Before Income Taxes                        416     345
Income Tax Expense                                 128     119
                                                ------- -------
Net of Income                                      288     226
Preferred Stock Dividends                            2       2
                                                ------- -------
Net Income Applicable to Common
     Shareowners                                $  286  $  224
                                                ======= =======
Basic Average Common Shares
     Outstanding                                   453     448
                                                ======= =======
Basic Net Income  Per Share
     Applicable to Common Shareowners(b)        $ 0.63  $ 0.50
                                                ======= =======
Diluted Average Common Shares
     Outstanding                                   460     456
                                                ======= =======
Diluted Net Income Per Share
     Applicable to Common Shareowners(b)        $ 0.62  $ 0.49
                                                ======= =======
Additional Data:
     Depreciation                               $  510  $  467
     Amortization                               $   44  $   38

   (a) Amounts shown above reflect the January 1, 2003 adoption of
        EITF 02-16. To conform with the current year presentation, the first six months 2002 results include the following
        reclassifications: 1) approximately $415 million of direct marketing support, previously included in net operating
        revenues, is reflected as a reduction to cost of sales; 2)
        approximately $36 million of Jumpstart funding, previously included as a reduction of SD&A expense is reflected as a
        reduction to cost of sales; and 3) approximately $25 million of equipment service income, previously included as a
        reduction of SD&A expense, is reflected as an increase to net operating revenues.

   (b) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
          PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In Millions)

                                                June 27,  December 31,
                                                  2003        2002
                                                --------    --------
                                               (Unaudited)
ASSETS
Current
     Cash and cash investments                   $    135    $     68
     Trade accounts receivable, net                 2,011       1,681
     Inventories                                      840         719
     Prepaid expenses and other current assets        378         376
                                                  --------    --------
          Total Current Assets                      3,364       2,844
Net Property, Plant, and Equipment                  6,512       6,393
Goodwill, Licensee Intangible Assets,
Customer Distribution Contracts and
Other Noncurrent Assets, Net                       15,484      15,138
                                                  --------    --------
                                                 $ 25,360    $ 24,375
                                                  ========    ========
LIABILITIES AND SHAREOWNERS' EQUITY
Current
     Accounts payable and accrued expenses       $  2,852    $  2,668
     Current portion of long-term debt              1,190         787
                                                  --------    --------
          Total Current Liabilities                 4,042       3,455
Long-Term Debt, Less Current Maturities            10,940      11,236
Retirement and Insurance Programs and
    Other Long-Term Obligations                     1,853       1,798
Long-Term Deferred Income Tax Liabilities           4,695       4,539
Shareowners' Equity                                 3,830       3,347
                                                  --------    --------
                                                 $ 25,360    $ 24,375
                                                  ========    ========